UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

November 22, 2010

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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER        0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 8.01. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 22, 2010, Astro-Med, Inc. (the “Company”) repurchased 100,000 shares of its common stock at a price of $7.00 per share which represents a price approximately 5% below current book value.

The foregoing repurchase was effected under a plan approved by the Company’s Board of Directors on August 16, 2004 pursuant to which the Company was authorized to repurchase up to 600,000 shares of its common stock.

Management believes that the Company’s strong capital position gives it the ability to repurchase shares under this plan whenever attractive opportunities arise and enables the Company to meet its commitment to maximize shareholder value. Management chose to repurchase the aforementioned shares at this time because it believes the Company’s shares are undervalued in the current market environment and will reach a higher valuation as the Company’s expectations and performance continues to improve.

Following the aforementioned repurchase, the total number of shares repurchased under the plan for fiscal year 2011 is 138,200 shares.  The Company is authorized to repurchase an additional 254,089 shares under the plan.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report on Form 8-K include statements about future financial and operating results. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Factors that could affect these results include those mentioned in the Company’s annual report for fiscal year 2010 and its annual and quarterly filings with the Securities and Exchange Commission.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date: November 23, 2010	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer